MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q1 2021 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: MAY 06, 2021 / 1:00PM GMT

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

PRESENTATION

Operator

Good day, and welcome to the Sturm, Ruger First Quarter 2021 Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions)

I would now like to hand the conference over to your speaker today, Mr. Chris Killoy. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company First Quarter 2021 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the first quarter 2021 financial results, and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Sure, Chris. As we do each quarter, we want to remind everyone that statements made in the course of this presentation that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It's important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings including, but not limited, to the company's reports on Form 10-K for the year ended December 31, 2020, and of course, on the Form 10-Q for the first quarter of 2021, which we filed last night. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or, of course, the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income and non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2020, and our Form 10-Q for the first quarter 2021, both of which are posted to our website. Furthermore, the company disclaims

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Kevin. Now Tom will discuss the company's first quarter 2021 results. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris. For the first quarter of 2021, net sales were $184.4 million and diluted earnings were $2.16 per share. For the comparable prior year period, net sales were $123.6 million and diluted earnings were $0.87 per share. The substantial increase in profitability for the first quarter was attributable to the 49% increase in sales and production, which resulted in favorable leveraging of fixed costs, including depreciation, engineering and other indirect labor expenses. Also, the significant reduction in sales, promotional and rebate activity and improved labor efficiencies.

The balance sheet. At April 3, 2021, our cash and short-term investments, which are invested in U.S. T-bills, totaled $146.1 million. Our current ratio was 3.5:1, and we had no debt.

At April 3, 2021, stockholders' equity was $288.5 million, which equates to a book value of $16.41 per share, of which $8.31 per share was cash and short-term investments.

Cash flows. During the first quarter of 2021, we generated $28 million of cash from operations. We reinvested $6 million of that back into the company in the form of capital expenditures. We estimate that 2021 capital expenditures will be approximately $20 million, predominantly related to new product development. Our ability to shift manufacturing equipment between cells and between facilities improves overall utilization and allow us for reduced capital investment.

Cash returned to shareholders. In the first quarter of 2021, we returned $12.5 million to our shareholders through the payment of dividends. Our Board of Directors declared an $0.86 per share quarterly dividend for shareholders of record as of May 17, 2021, payable on May 28, 2021. As a reminder, our quarterly dividend is approximately 40% of net income, and therefore, varies quarter-to-quarter.

That's the financial update for the first quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. The first quarter of 2021 marks the fifth consecutive quarter of meaningful growth in sales, profitability and virtually every financial and operating metric. Capitalizing on the historic surge in consumer demand that began late in the first quarter of 2020, we strengthened our workforce and realized operational efficiencies despite the challenges posed by the COVID-19 pandemic throughout this period.

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

Demand. The estimated unit sell-through of the company's products from the independent distributors to retailers increased 9% in the first quarter of 2021 compared to the prior year period. For the same period, the National Instant Criminal Background Check System background checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as NICS checks, increased 13%. This growth is attributable to increased consumer demand for firearms in the first quarter of 2021 and has likely been constrained due to limited available inventory in the distribution channel.

New product development. During this period of unprecedented growth, we did not allow ourselves to be distracted from our focus of new product development. Consequently, in March, we introduced the Ruger MAX-9, a versatile 9-millimeter pistol that has been met with tremendous excitement. The MAX-9 joins an impressive roster of products that were introduced in the past 8 quarters. These include the extremely popular Ruger-57 pistol, which is awarded the 2020 Caliber Award for Best Overall New Product by the Professional Outdoor Media Association, in conjunction with the NASGW. The LCP II in .22 long rifle, which is based on the venerable LCP platforms and utilizes our light rack system for easier slide manipulation and a reduced recoil. The Wrangler Revolver, our latest take on the classic single-action revolver, which shows no signs of slowing down.

In the first quarter of 2021, new product sales represented $35 million or 21% of firearm sales compared to $23 million or 20% of firearm sales in the first quarter of 2020. As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculation. We look forward to additional exciting product launches in 2021, including the return of Marlin lever action rifles, which we plan to begin shipping in the fourth quarter.

Production and inventory. Since the first quarter of 2020, our workforce has been strengthened by 340 folks or 22%, and our quarterly unit production has increased by 180,000 units or 49%. That is really a phenomenal feat and it was truly a company-wide team effort. It involved operations, HR, marketing, facilities, supply chain, our nurses and EHS professionals, and of course, our dedicated and hard-working production folks at all of our facilities. Nevertheless, we have yet to catch up with the historic surge in demand.

At the end of the first quarter in 2021, our finished goods inventory and distributor inventories of Ruger products were 153,000 units lower than at the end of the first quarter of 2020.

COVID-19. Since its onset in March 2020, we have remained proactive in maintaining the health and safety of our employees and mitigating its impact on our business by providing all hourly employees with additional 2 weeks of paid time off in 2020 and an additional week in 2021; providing cash and other incentives for employees to become fully vaccinated; reducing hiring in early 2020 to help maintain the health and safety of our employees and the cleanliness of our facilities; encouraging employees to continue to work remotely wherever possible and maintaining social distancing throughout each manufacturing facility, including in every manufacturing cell; confidentially communicating with and assisting employees with potential health issues through our dedicated facility nurses; restricting visitor access to minimize the introduction of new people to the factory environment; implementing additional

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

cleaning and sanitizing, improved ventilation and other health and safety processes to maintain a clean and safe workplace; providing all employees with multiple face mask coverings and other personal protective equipment and mandating their use at all times in our facilities; issuing periodic guidance and reminders to all associates directly to their phones when possible to encourage them to engage in safe and responsible behaviors; and manufacturing and donating personal protective equipment to local hospitals, health care facilities and police and fire departments in our local communities.

With more of our folks getting vaccinated and positivity rates in our local communities remaining near or below the 5% benchmark, COVID-19 was less disruptive to our day-to-day operations in the first quarter of 2021 than the prior year. However, the future impact of COVID-19 is unknown, and we remain vigilant. We are hopeful that the downward trend continues in 2021, and we are working hard to achieve that end. We estimate that COVID-related costs will total approximately $1.5 million in 2021. Included in this estimate is a $200 bonus for every employee who becomes fully vaccinated. Our financial strength, evidenced by our debt-free balance sheet, provides financial security and flexibility as we manage through challenges like COVID-19 and focus on our long-term goals and the creation of shareholder value.

Those were the highlights of the first quarter of 2021. Operator, may we have the first question, please?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Your first question will come from Ryan Meyers with Lake Street Capital.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

First one for me here. So it looks like the units produced increased sequentially, which was nice to see. Can you just talk about your guys' ramp in production during the quarter? And then if you think there's any opportunities where that can move higher throughout the year?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. We continued to hire folks, then our primary constraint is the additional -- the increases in labor that we saw throughout first quarter. As you may note from our Facebook pages and our website, we're continuing that hiring process in the second quarter. So that hiring process continues. Now part of that is associated with trying to increase production. But it's also associated with things like new product development and things of that nature. So again, while we don't give forward-looking guidance, I think our -- the fact that the help wanted sign is still out is a pretty good indicator of what we're trying to accomplish.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

That's helpful. And then can you talk a little bit about what you're seeing in the inflationary environment? Any inputs where you guys are seeing some pressure? And if so, do you think you have the

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

ability to take on price increases, kind of like you did last year around October?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Again, good question. I think manufacturers throughout the country are seeing a lot of pressure on their supply chains. We're no exception. We continue to see pricing pressures as well as supplier constraints. Our teams at the factories are doing a phenomenal job managing through those day-to-day hiccups.

But we are seeing some of that upward price pressure on our products. And again, we are considering where we go with pricing in the coming months. That's certainly a possibility. And -- because there's only so much we intend to absorb as we go forward. Despite the great operating efficiencies, we're seeing some real and meaningful increases through our supply chain and commodity pricing. The good news is our -- again, our teams at the factories have done a phenomenal job navigating through those hiccups. But it's not something we're immune to.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Equity Research Analyst

Great. And then last one for me. So regarding Marlin, we're excited to see good lever action rifles again with the Marlin badge. Will you have to take any production away from existing firearms to produce these new Marlin rifles? And if so, how do you balance the decision on allocating the resources across the business?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Good question. I think as everyone knows, we've told folks we're starting with the 3 centerfire lever action lines to begin with. The Model 336, the 1894 and 1895, that's going to be incremental. Those are using both existing equipment that came to us with the purchase of the Remington brand from the Remington facilities. So we've moved that into our facility in Mayodan, North Carolina. That's a separate and distinct line. And then we've also added to that with certain equipment and certain processes to make sure they're -- all those guns are going to be made to our standards in our building. And so we're looking forward to that, but that will indeed be incremental to existing Ruger product.

Operator

Your next question will come from Rommel Dionisio with Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, I know I've asked this question in prior conference calls, but I'm going to go ahead and ask it again. You've prided yourself for so long in product quality and I think that's been a key driver in the strength of the brand for so long here. As you ramp up production capacity so quickly, could you just give us an update in terms of the amount of training and quality control and things of that nature to really ensure that the product quality of the firearms that you're producing is every bit up to the standard that you've had in the past?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

Thanks, Rommel. Good question. One of the things we've done is we've beefed up our supplier quality teams. It's not only quality at Ruger, but it's quality at our suppliers, and it's really a team effort. And to that extent, we've added some dedicated manufacturing staff to beef up that supplier quality function. As well as internally in the factory, we try to never lose sight of -- job 1 is making great firearms for our customers.

So we've tried to -- we try to never take our eye off that ball. We try to recognize a great responsibility we have to deliver good products to our customers, and that's what we intend to do so. Whether it's a Ruger product or a Marlin branded product, that's not going to change going forward.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. And maybe just to follow up. As -- seems like there's somewhat different factors driving the continued demand search here in 2021 as opposed to 2020. But one of the things that I think you've talked about and other companies have talked about in 2020 was a lot of first-time shooters, especially women being brought into the sport. And I wonder if you could maybe talk about how much of the demand in 2021 is really kind of some of these first-time shooters being brought into the activity and to what extent that's having a benefit on current demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Good question, Rommel. Certainly, part of it is the existing customer base to be sure where we've got multiple -- a repeat buyer going out to get another Ruger firearm, particularly when it comes to new products that someone wants a newer niche product that they hadn't had before.

In the new shooters, we continue to see that in the evidence we hear back from our retailers. Our sales force has been -- stays in touch with the retailers, the key retailers, on a daily and weekly basis. And we continue to see the impact of new shooters. I mean the NSSF, our trade association, has estimated that as at north of 8 million potential new shooters. They are certainly a much more diverse group, and we welcome those new shooters to the fold.

I think all of us, as firearms manufacturers and firearms enthusiasts, have a duty to kind of nurture those folks. We need to make sure that their first firearm purchase isn't their last. They might have bought it for personal protection or home protection. But what we really need to do is make sure we introduce them to the broad range of firearms that are out there so they can continue to enjoy the sport. Good example is somebody who may have bought one of our LCP pistols during this past 18-month period. The LCP is a phenomenal gun, great gun to carry, but that's not the gun you want to go enjoy at the range for an afternoon with your family. We -- it's our job really to kind of hook that customer on our other great products, things like our Mark IV .22 pistol, our 10/22 pistol, Precision Rimfires, things that they can enjoy with their family and friends.

So that's one of the duties that we have, I think, to make sure we grow and nurture that base of new customers that we've been, I'll say, afforded during this past 12- to 18-month period.

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

Operator

(Operator Instructions) Your next question will come from Ryan Hamilton with Morgan Dempsey Capital Management.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Congrats on the solid execution. I believe this is a record quarterly sales. Is that right?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think that may be correct. Though we hadn't counted that, but I think that's correct as we're very proud of it, and we've had some announcements out to our employees this week to congratulate them on their achievements. And we couldn't have done it without the great folks in all of our factories.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Absolutely, well deserved. I know you don't split it out by month, but could you walk us through the cadence of the quarter, kind of what you were seeing in January versus December and so on?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Certainly. Well, again, we don't usually give that level of detail. But again, because of our hiring efforts, which continued throughout the quarter, in our case, there was basically -- we ended the year with no inventory in our warehouse or basically distributors' warehouses. So there is no inventory to contribute to sales throughout the quarter. So basically, you saw everything that was built was basically shipped. And so that was driven by available labor and our ability to grow that -- grow those production rates. So that's where you saw kind of a steady drumbeat as we move through the quarter.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Okay. Great. Little -- can you touch a little bit on your accessories business, kind of what you're seeing there? Still strong demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, the accessories business has been extremely strong, particularly our magazine sales. We make a lot of magazines that are specific to Ruger firearms, things like the 10/22s, with our BX-25, our standard BX-1 magazines. And all those mags have done extremely well throughout this period, as you might expect. And again, those are very high-margin products. So we sell those mags, both directly to consumers via our shopruger.com website as well as through our distribution channel, through our normal independent wholesale distribution partners.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Are you seeing any -- trying to think how I want to word this. The products that you don't manufacture on the accessory side, are you seeing any kind of constraints to filling orders because they may be behind or anything like that?

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Certain items, if they're -- most of -- all of our firearms and all of our equipment that goes on the firearms are, by and large, made in the U.S.A. The challenge is some of those items on ShopRuger, maybe the T-shirts and hats and some of the accessory items, those items that are brought in from offshore, we have seen some supply disruptions. But again, our folks have managed that pretty well, and we've really seen no negative impact there.

Again, the bulk of our components on every Ruger firearm all come from the U.S., and the team has done a phenomenal job managing through that. So we really haven't seen any disruption as it relates to offshore production. Where we've seen it, as I noted earlier, is kind of on the supply chain problems that we're seeing throughout the manufacturing base in the U.S.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Sure. So you guys are still on track for fourth quarter to start shipping Ruger or Marlin. Remind me where that's going to be manufactured -- where those are going to be manufactured?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Right. The initial group of firearms are going to come out of our Mayodan, North Carolina facility. That's where the first models coming out of there will be the 336, the 1894 and the 1895, those are the centerfire lever action guns. Initially, that's what we'll be starting with in Q4. After that, we've got other portions of the Marlin product line, things like the Model 60, semiautomatic 10/22 rifle. Not certain if that will also be manufactured in Mayodan or one of our other facilities, but we'll continue to roll out and add to that Marlin product line as we go forward.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

And on the $20 million expected in 2021 CapEx, is it safe to say a pretty good chunk of that is going -- to getting Marlin up to speed?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

There's some of it. But no, I wouldn't say the bulk of it there by any means. I mean certainly, we had some additional CapEx needed to get everything up and running in the machines we bought when we acquired the Marlin brand. But the bulk of it is really dedicated to other new products as well. We've got a bunch of other new products in the pipeline. A lot of exciting things that we're looking forward to. And so I think between that, our maintenance spend and some of our facility improvements, I think it's a mixture, but the bulk of it certainly is new product development.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Great. And kind of leading into that, the next 9 was a major release that you guys had during COVID. Could you just touch a little bit as far as maybe how a new product launch was different during COVID than during a normal time?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

Yes. Good question. One of the things over the last couple of years, of course, everyone has moved to a more digital-based product launch. You're not sending out an envelope full of flyers for a retailer, for example. You're -- instead, you're doing e-mail blast. You're working with your ambassadors for digital launches. You're working with YouTubers. And so a lot has shifted anyway. I think the -- I think COVID-19 certainly accelerated that. And what we tried to do is make sure that if we're going to launch a new product during this period, that it's going to be something that's incremental. And by that, I mean it comes with its own product line. The MAX-9 line was already under development in our Prescott, Arizona facility. The folks out there did a great job continuing to fine-tune that line, get it ready for launch. So when it came online, that Max -- those MAX-9 units were all incremental as opposed to several line extensions that are embedded in other product lines that we might have chosen to hold off on production -- or introducing rather, because it would cannibalize existing sales. So the MAX-9 is a good example of one that was incremental sales, incremental product line and all net new business for Ruger.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

No, that's great. And just one more for me. Any indications that model selection may be dictated by the availability of a certain caliber ammunition?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I mean we've seen it with the ammo shortages throughout the country. I mean, in talking to my friends at the ammo companies, I know they are working around the clock to get ammo out to their customers. But I think, certainly, at retail, there's been some of that. We certainly saw that in some cases, for example, in the bolt-action rifle business in the fall.

In some cases, certain people might have bought a caliber that they might not have been their first choice, but that was one that they could get ammo for. So I think we saw some of that.

I think right now in the core handgun calibers, for example, people know that even though it's a little bit tight and maybe they're paying a little bit more than they'd like to, they're not shying away from 9-millimeter or 380 or 357 Magnum handguns. And I think -- like I said, I think a lot of those caliber choices were -- that may have been dictated by ammo availability were probably in the bolt-action rifle category back in the fall.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Do you offer any kind of sales promotion or maybe you buy a 9-millimeter pistol and it comes with 100 rounds of ammunition or something like that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We've looked at those, and I think we've done a couple of those some years ago. They get complicated as far as cross-promotion with other manufacturers when their inventory is tight. So right now, the good news is, from a promotional standpoint, we haven't needed to run promotions. And that's obviously helped contribute to our strength of the gross margin you see in the financials. But that's certainly

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MAY 06, 2021 / 1:00PM GMT, Q1 2021 Sturm Ruger & Company Inc Earnings Call

something to consider down the road.

Operator

And at this time, we have no further questions in queue. I would now like to turn it back over to Chris Killoy for closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator. In closing, I would like to thank you for your continued interest in Ruger. And I would like to thank the 1,900 members of the Ruger team that pulled together during the past 5 quarters as we rose to the challenges posed by the COVID-19 pandemic and capitalized on the opportunities to improve our operations and drive tremendous financial growth.

The company will host a virtual Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on Wednesday, May 12. The virtual meeting is open to shareholders as well as anyone interested in the company. The log-in information is available at www.virtualshareholdermeeting.com/rgr2021. I hope you will all be able to join us. Thank you.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect.

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